AGREEMENT

WHEREAS, Power Save International, Inc. hereafter the "Corporation", is in the process of registering a portion of its securities for sale to the public;

WHEREAS, an officer and director of the Corporation owns all of the outstanding common shares of the Corporation; and

WHEREAS, the Corporation and this individual wish to avoid any conflicts of interest regarding the public offering

IT IS HEREBY AGREED that the undersigned will not sell any of his Common Shares of the Corporation, as disclosed in the "Principal Shareholders" section of the registration statement filed with the Securities and Exchange Commission, until one-year from the date the Corporation's offer is fully subscribed or terminated.

Agreed to this 16th day of April 2002

      Power Save International, Inc.


By:   /s/ Raymond H. Bolduc II
      ----------------------------
      Raymond H. Bolduc, II, President


      /s/ Scott E. Balmer
      ----------------------------
      Scott E. Balmer, individually